EMCARE HOLDINGS INC.
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                  (AMENDED AND RESTATED AS OF FEBRUARY 4, 1992)


         Section l. Purpose. The purpose of the EmCare Holdings Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of EmCare Holdings Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, officers, directors, trustees and consultants and advisors of the Company or any Subsidiary thereof or any Affiliated PC as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "nonqualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

         Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.1. "Award" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

         2.2. "Affiliated PC" shall mean any professional corporation or professional association which provides the medical component of the services required in respect of any arrangement where the Company or a Subsidiary of the Company provides the non-medical component of the services required in respect of such arrangement.

         2.3. "Board of Directors" shall mean the Board of Directors of the Company.

         2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.5. "Committee" shall mean the committee of the Board of Directors referred to in section 5 hereof.


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         2.6.       "Common Stock" shall  mean the Common Stock, $.01 par value, of the Company.

         2.7 "Effective Date" shall mean the date the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         2.8. "Employee" shall mean (i) with respect to an ISO, any person, including an officer, director or trustee of the Company or a Subsidiary of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Subsidiary of the Company or any Affiliated PC, including, without limitation, trustees, directors and officers.

         2.9. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.10. "ISO" shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

         2.11. "Non-Qualified Option" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as an ISO.

         2.12. "Option" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

         2.13. "Participant" shall mean any Employee to whom an Award and/ or an Option is granted under the Plan.

         2.14.      "Parent of the Company" shall have the meaning set forth  in
Section 424(e) of the Code.


         2.15.  "Subsidiary  of the Company" shall have the meaning set forth in
Section 424(f) of the Code, including however for the purposes of Non-Qualified Options and/or Awards any business trust (to the extent not included within the meaning of Section 424(f) of the Code) or limited partnership owned 100% by the Company and/or its other Subsidiaries.

         Section 3. Eligibility. Subject to the requirements of Section 5.1 hereof, Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the



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Plan.  Any person  selected by the  Committee for  participation  during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

         Section 4.  Common Stock Subject to the Plan.

         4.1. Number of Shares. The total number of shares of Common Stock for which options and/or Awards may be granted under the Plan shall not exceed in the aggregate one million two hundred fifty thousand (1,250,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

         4.2. Reissuance. The shares of Common Stock that may be subject to options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

         4.3.       Special ISO Limitations.

         (a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which IS0s are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

         (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

         4.4. Limitations Not Applicable to Non-Qualified Options or Awards. Notwithstanding any other provision of the Plan, the provisions of sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.


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         Section 5.  Administration of the Plan.

         5.1. Administration. The Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than two persons. Upon and after the Effective Date all members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

         5.2.       Grant of Options/Awards.

         (a) The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder;
(ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be "accelerated" within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall any Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Option is granted to such director or officer unless and to the extent expressly set forth in the



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written  option  agreement specifying the terms and conditions thereof.

         (b) Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer
restrictions   and  the  terms  and   conditions  on  which  any  such  transfer
restrictions  with  respect to shares of Common  Stock  acquired  pursuant to an
Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions
- -subject to which any shares of Common Stock  acquired  pursuant to an Award may
be  sold  or  otherwise   transferred,   including,   without  limitation,   the
circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to
purchase   shares  of  Common  Stock   pursuant  to  an  Award   (including  the
circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

         5.3. Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

         5.4. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.



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         5.5.       Voting.  Members of the Committee  may  vote  on any  matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

         5.6. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

         Section 6.  Terms and Conditions of Options.

         6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

         The terms and conditions of each ISO shall include the following:

         (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

         (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an ISO shall be exercisable only by the Optionee.

         (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion, provided, however, that in no event shall any ISO granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such ISO is granted to such director or officer.

         (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

         (e) In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

                   (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.



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                  (ii) In the event a Participant  shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

                 (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

         6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option Agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code but will be a "nonqualified stock option" for federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

         The terms and conditions of each Non-Qualified Option Agreement shall include the following:

         (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Options on the date such Non-Qualified Option is granted, provided, however, that the option (exercise) price shall not be less than the par value of such shares of Common Stock.

         (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term



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may be more than ten years from the date on which such  Non-Qualified  Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions(including provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion, provided, however, that in no event shall any Non-Qualified Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Non-Qualified Option is granted to such director or officer, unless and to the extent expressly set forth in the written option agreement specifying the terms and conditions thereof.

         (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

         (d) To the extent that the Company is required to withhold any federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

         7. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

         The terms and conditions of each Award shall include the following:

         (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the



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Award on the date the Award is granted  (but in no event less than the par value of such shares).

         (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

         (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

         (d) To the extent that the Company is required to withhold any federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award; or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

         Section 8. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; (ii) the number of shares of Common stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

         Section 9. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

         Section 10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs, or (iii) to change the class of Employees eligible to receive ISOs under the Plan.

         Section 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

         Section 12. Effective Date of the Plan. The Plan shall be effective as of February 4, 1992, the date on which the Plan was adopted by the Board of Directors of the Company and approved by the holders of all the outstanding Common Stock of the Company.

                               AMENDMENT NO. 1 TO
                  THE AMENDED AND RESTATED EMCARE HOLDINGS INC.
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


         This Amendment No. 1 to the Amended and Restated EmCare Holdings Inc. (the "Company") Stock Option and Restricted Stock Purchase Plan is adopted by the Company's Board of Directors and a majority of the holders of the Company's Common Stock and Convertible Preferred Stock as of August 17, 1994.

         WHEREAS, the Company established the Amended and Restated EmCare Holdings Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), to promote the interests of the Company and its stockholders by encouraging stock ownership to attract, retain and motivate the Company's employees and other persons providing services to the Company, and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company; and

         WHEREAS, the Company desires to increase the number of shares of Common Stock available under the Plan;

         NOW, THEREFORE, Section 4.1 of the Plan is hereby amended to read in its entirety, as amended, as follows:

         "4.1. Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof)."

                               AMENDMENT NO. 2 TO
                  THE AMENDED AND RESTATED EMCARE HOLDINGS INC.
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


         This Amendment No. 2 to the Amended and Restated EmCare Holdings Inc. (the "Company") Stock Option and Restricted Stock Purchase Plan is adopted by the Company's Board of Directors and a majority of the holders of the Company's Common Stock as of May 10, 1995.

         WHEREAS, the Company established the Amended and Restated EmCare Holdings Inc. Stock Option and Restricted Stock Purchase Plan (as amended, the "Plan"), to promote the interests of the Company and its stockholders by encouraging stock ownership to attract, retain and motivate the Company's employees and persons to devote their best efforts to the business and financial success of the Company; and

         WHEREAS, the Company desires to increase the number of shares of Common Stock available under the Plan;

         NOW, THEREFORE, Section 4.1 of the Plan is hereby amended to read in its entirety, as amended, as follows:

         "4.1. Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate one million two hundred and fifty thousand (1,250,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof)."

                               AMENDMENT NO. 3 TO
                  THE AMENDED AND RESTATED EMCARE HOLDINGS INC.
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN



         This Amendment No. 3 to the Amended and Restated EmCare Holdings Inc. (the "Company") Stock Option and Restricted Stock Purchase Plan is effective as of May 16, 1996.

         WHEREAS, the Company established the Amended and Restated EmCare Holdings Inc. Stock Option and Restricted Stock Purchase Plan (as amended, the "Plan"), to promote the interests of the Company and its stockholders by encouraging stock ownership to attract, retain and motivate the Company's employees and persons to devote their best efforts to the business and financial success of the Company; and

         WHEREAS, the Company desires to increase the number of the shares of Common Stock available under the Plan; and

         WHEREAS, the Company established the Plan to compensate its officers and key employees through the issuance of non-qualified stock options, which, upon exercise, would provide the Company with a deduction for federal income taxes for compensation paid to the exercising employee in an amount equal to the difference between the fair market value of the shares of Common Stock issued pursuant to the option and the exercise price of the option; and

         WHEREAS, Section 162(m) was recently added to the Internal Revenue Code of 1986 (as amended, the "Code") to disallow deductions for compensation paid in excess of one million dollars ($1,000,000) to Covered Employees (as defined in Section 162(m) of the Code) unless such compensation qualifies as qualified performance-based compensation (as defined in the regulations to Section 162(m) of the Code); and

         WHEREAS, the Company wishes to protect and insure the continued deductibility of any compensation paid to Covered Employees through the issuance of non-qualified stock options by complying with the requirements of the qualified performance-based compensation exception to Section 162(m) of the Code;

         NOW, THEREFORE, the following amendments are made to the Plan:


Section 2.6.1 is hereby added to the Plan to read in its entirety as follows:

                  "2.6.1.           "Covered  Employee" shall  have the  meaning
set forth in Section 162(m)(3) of the Code."

Section 4.1 of the Plan is hereby amended to read in its entirety, as amended, as follows:

                  "4.1.             Number  of  Shares.  The  total   number  of
shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate three million two hundred fifty thousand (3,250,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof)."


Section 5.1 of the Plan is hereby amended to read in its entirety, as amended, as follows:

                  "5.1. Administration. The Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than two persons. Upon and after the Effective Date all members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and shall qualify as "outside directors" as defined in Section 1.162-27(e)(3) of the regulations to Section 162(m) of the Code. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors."


Section 5.2.(a) of the Plan is hereby amended to read in its entirety, as amended, as follows:

                  "5.2.             Grant of Options/Awards.

                  (a) The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option, provided that the maximum number of shares of Common Stock with respect to which Options may be granted to any employee in any given year shall be limited to 250,000 shares; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option;
         (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals,
         (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be "accelerated" within the meaning of Section 424(h) of the Code; and
         (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall any Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Option is granted to such director or officer unless and to the extent expressly set forth in the written option agreement specifying the terms and conditions thereof."


Section 5.2.(c) is hereby added to the Plan to read in its entirety as follows:

                  "5.2.             Grant of Options/Awards.

                  (c) Notwithstanding anything in the Plan to the contrary, in no event shall the number of options issued by the Committee to any Covered Employee in any given year exceed 250,000 options. Options which are canceled or forfeited are counted against the maximum number of options issuable for the purposes of this calculation. For options which are repriced, the repricing transaction shall be treated as a cancellation of the original option and an additional grant of the repriced option, with both options being counted against the maximum number of options which may be issued under this provision."